Exhibit 23.1

CONSENT OF FREED MAXICK, CPAs, P.C.

We consent to the inclusion in Amendment No. 1 to the Current Report on Form 8-K of RCM Technologies, Inc. of our reports dated January 24, 2019, relating to the combined financial statements of Thermal Kinetics Engineering, PLLC and Affiliate, appearing in this Current Report on Form 8-K/A, and to the incorporation by reference in the registration statements of RCM Technologies, Inc. on Form S-8 (Commission File Nos. 333-222151, 333-200826, 333-165482, 333-145904 and 333-52480) of our said report.

/s/ Freed Maxick, CPAs, P.C.

Buffalo, NY
January 24, 2019